                                                                     Exhibit 4.6

                             STOCK PURCHASE WARRANT


     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.


No.W___________               WARRANT TO PURCHASE [15,000] SHARES
                                                  --------
                              OF COMMON STOCK

             VOID AFTER 5:00 P.M., NEW YORK TIME, on July 20, 2001

                      ROBERTS PHARMACEUTICAL CORPORATION

          This certifies that [Cappello & Laffer Capital Corp.], the
                              ---------------------------------
registered holder hereof or assigns (the "Warrantholder") is entitled to purchase from Roberts Pharmaceutical Corporation, a New Jersey corporation (the "Company"), at any time before the expiration time and date shown above (the "Expiration Time") at the purchase price per share of $_____ (the "Warrant Price"), the number of shares shown above. The number of shares purchasable upon exercise of this Warrant and the Warrant Price per share shall be subject to adjustment from time to time as set forth below.

1    Transferability and Form of Warrant.

1.1       Registration.  This Warrant shall be numbered and shall be registered
          ------------
     on the books of the Company.

1.2         TRANSFER.  This Warrant shall be transferable on the books of the
            --------
     Company only upon delivery thereof duly endorsed by the Warrantholder or duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver a new Warrant to the person entitled thereto. This Warrant may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates representing the right to purchase the same aggregate number of shares. Unless the context indicates otherwise, the term "Warrantholder" shall include any transferee or transferees of a Warrant and the term "Warrant" shall include any and all warrants issued upon division, exchange, substitution or transfer of this Warrant.

1.3       FORM OF WARRANT.  The form of election to exercise this Warrant and
          ---------------
    the form of assignment of this Warrant shall be substantially as attached hereto. The Warrant shall be executed on behalf of the Company by its President, Vice President or other authorized officer, and shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

          A Warrant bearing the signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such office prior to the delivery of such Warrant.

1.4       LEGEND ON WARRANTS AND SHARES.  Each Warrant and, if appropriate,
          -----------------------------
    certificate for shares initially issued upon exercise of this Warrant shall bear the legend set forth above, unless (i) the holder thereof is permitted to dispose of such Warrant or shares pursuant to Rule 144(k) under the Act, or (ii) the Warrant or shares are sold to a purchaser or purchasers who, in the reasonable opinion of their counsel, are able to dispose of such securities publicly without registration under the Act, or (iii) such securities are registered under the Act.

SECTION 2     PAYMENT OF TAXES.

          The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of shares to the Warrantholder; provided, however, that
                                                        --------  -------
the Company shall not be required to pay any tax or taxes which may be payable in respect of any secondary transfer of the Warrant or the shares.

SECTION 3     MUTILATED OR MISSING WARRANTS.

          In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and in substitution for the lost, stolen or destroyed Warrant, a new Warrant of like tenor, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and of bond of indemnity, if requested, also satisfactory in form and amount at the applicant's cost. The applicant shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

SECTION 4     RESERVATION OF SHARES.

          There has been reserved, and the Company shall at all times keep reserved so long as this Warrant remains outstanding, out of its authorized shares of capital stock, such number and class of shares as shall be subject to purchase under this Warrant.

SECTION 5     EXERCISE OF WARRANT.

5.1      EXERCISE BY CASH PAYMENT.  The Holder of this Warrant shall have the
         ------------------------
    right at any time and from time to time to exercise this Warrant in full or in part by surrender of this Warrant to the Company with the purchase form annexed hereto duly completed and signed, accompanied by payment to the Company in cash or by certified or cashier's check or by wire transfer of funds of the aggregate Warrant Price for the number of shares in respect of which this Warrant is then exercised.

5.2      CASHLESS EXERCISE.  In addition to the exercise of all or a portion of
         -----------------
    this Warrant by the payment of the exercise price in cash, and in lieu of any such payment, the holder of this Warrant shall have the right at any time and from time to time to exercise the Warrant in full or in part by surrendering the Warrant in exchange for that number of shares of Common Stock which, valued at Current Market Price, have a value equal to the total Current Market Price of the shares as to which this Warrant is then being exercised less the total Warrant Price payable for such shares. Current Market Price of the Common Stock shall be as defined in Section 7.

5.3      DELIVERY OF CERTIFICATES.  Upon exercise of this Warrant the Company
         ------------------------
    shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrantholder and in such name or names as the Warrantholder may designate, a certificate or certificates for the number of full shares issuable upon such exercise together with cash, as provided in
    Section 7 hereof, in respect of any fractional shares. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such shares as of the date of surrender of the Warrant and payment of the Warrant Price, as aforesaid, notwithstanding that the certificates representing such shares shall not actually have been delivered or that the stock transfer books of the Company shall then be closed. In the event of partial exercise a new Warrant evidencing the remaining portion of this Warrant will be issued by the Company.

SECTION 6     ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES.

6.1       ADJUSTMENTS. The number and kind of securities purchasable upon the
          -----------
    exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

6.1.1 In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its Common Stock other securities of the Company, the number of shares purchasable upon exercise of the Warrants immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of shares or other securities of the Company which it would have owned or would have been entitled to receive after the happening of any of the events described above, had the Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

6.1.2 In case the Company shall issue rights, options, warrants or convertible securities to all or substantially all holders of its Common Stock, without any charge to such holders, entitling them to subscribe for or to purchase shares of Common Stock at a price per share which is lower at the record date mentioned below than the then Current Market Price (as defined in Section 7), the number of shares thereafter purchasable upon the exercise of the Warrants shall be determined by multiplying the number of shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be (1) the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options or warrants plus (2) the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options or warrants plus (y) the number of shares which the aggregate offering price of the total number of shares offered would purchase at the Current Market Price. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately and retroactively after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

6.1.3 In case the Company shall distribute to all or substantially all holders of its shares of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then, in each case, the number of shares thereafter purchasable upon the exercise of the Warrants shall be determined by multiplying the number of shares theretofore purchasable upon exercise of the Warrants by a fraction, of which the numerator shall be the then Current Market Price on the date of such distribution, and of which the denominator shall be such Current Market Price on such date minus the then fair value of the portion of the assets or evidence of indebtedness so distributed or of such subscription rights, options or warrants applicable to one share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

6.1.4 No adjustment in the number of shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares then purchasable upon the exercise of a Warrant; provided, however, that any
                                                     --------  -------
         adjustments which by reason of this paragraph (d) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

6.1.5 Whenever the number of shares purchasable upon the exercise of a Warrant is adjusted as herein provided, the Warrant Price payable upon exercise of a Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares purchasable upon the exercise of a Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares so purchasable immediately thereafter.

6.1.6 To the extent not covered by paragraphs (b) or (c) hereof, in case the Company shall sell or issue shares of Common Stock or rights, options, warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock at a price per share (determined, in the case of such rights, options, warrants or convertible securities, by dividing (i) the total amount received or receivable by the Company in consideration of the sale or issuance of such rights, options, warrants or convertible securities, plus the total consideration payable to the Company upon exercise or conversion thereof, by (ii) the total number of shares covered by such rights, options, warrants or convertible securities) lower than the then Current Market Price in effect immediately prior to such sale or issuance, then the Warrant Price shall be reduced to a price (calculated to the nearest cent) determined by dividing (I) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale or issuance multiplied by the then existing Warrant Price, plus (B) the consideration received by the Company upon such sale or issuance divided by the Current Market Price and multiplied by the existing Warrant Price, by (II) the total number of shares of Common Stock outstanding immediately after such sale or issuance. The number of Shares purchasable upon the exercise of the Warrant shall be that number determined by multiplying the number of Shares issuable upon exercise immediately prior to such adjustment by a fraction, of which the numerator shall be the Warrant Price in effect immediately prior to such adjustment and the denominator shall be the Warrant Price as so adjusted. For the purposes of such adjustments, the shares of Common Stock which the holders of any such rights, options, warrants or convertible securities shall be entitled to subscribe for or purchase shall be deemed issued and outstanding as of the date of such sale or issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants or convertible securities, plus the consideration or premiums stated in such rights, options, warrants or convertible securities to be paid for the shares of Common Stock covered thereby. In case the Company shall sell or issue shares of Common Stock or rights, options, warrants or convertible securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, the value of such property shall be as determined in good faith by the Board of Directors of the Company. For purposes of determining the "price per share" of shares of Common Stock issued in a registered, underwritten public offering, any underwriting discounts or commissions shall not be deducted from the price received by the Company for sales of securities registered under the Act. There shall be no adjustment of the Warrant Price pursuant to this paragraph (f) if the amount of such adjustment would be less than $.01 per share; provided, however, that any adjustment which by reason of this provision is not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

6.1.7 Whenever the number of shares purchasable upon the exercise of a Warrant or the Warrant Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder by first class mail, postage prepaid, notice of such adjustment or adjustments and a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of shares purchasable upon the exercise of a Warrant and the Warrant Price after such adjustment, together with a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

6.1.8 The term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock. In the event that at any time, as a result of an adjustment made pursuant to this Section, the Warrantholder shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so purchasable upon exercise of the Warrant and the Warrant Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section.

6.1.9 Upon the expiration of any rights, options, warrants or conversion privileges, if such shall not have been exercised, the number of Shares purchasable upon exercise of the Warrants and the Warrant Price, to the extent the Warrants have not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the fact that the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion rights and (B) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion rights whether or not exercised; provided, however, that
                                                     --------  -------
         no such readjustment shall have the effect of increasing the Warrant Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion privileges.

6.1.10 If the Purchase Price under the Agreements dated on or about July 17, 1996 between the Company and entities advised by Dimensional Fund Advisors shall be reduced pursuant to Section 3.1 thereof, the Warrant Price per share shall be reduced to equal such Purchase Price per share, and the number of shares purchasable upon exercise of this Warrant shall be increased so that the aggregate Warrant Price shall remain the same.

6.2       NO ADJUSTMENT FOR DIVIDENDS.  Except as provided in Subsection 6.1, no
          ---------------------------
    adjustment in respect of any dividends shall be made during the term of the Warrant or upon the exercise of the Warrant.

6.3       PRESERVATION OF PURCHASE RIGHTS UPON RECLASSIFICATION, CONSOLIDATION,
          ---------------------------------------------------------------------
    ETC.  In case of any reclassification of the securities of the Company or
    ---
    any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall provide by agreement that the Warrantholder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of the Warrant the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive after the happening of such reclassification, consolidation, merger, sale or conveyance had the Warrant been exercised immediately prior to such action. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The provisions of this subsection shall similarly apply to successive reclassifications, consolidations, mergers, sales or conveyances.

6.4       STATEMENT ON WARRANT CERTIFICATES.  Irrespective of any adjustments in
          ---------------------------------
    the Warrant Price or the number of securities purchasable upon the exercise of the Warrant, the Warrant certificate or certificates theretofore or thereafter issued may continue to express the same price and number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of the Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate thereafter issued, whether upon registration or transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.


SECTION 7     FRACTIONAL INTERESTS; CURRENT MARKET PRICE.

          The Company shall not be required to issue fractional shares on the exercise of the Warrant. If any fraction of a share would, except for the provisions of this Section, be issuable on the exercise of the Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the then Current Market Price multiplied by such fraction. The term "Current Market Price" shall mean (i) if the Common Stock is traded in the over-the-counter market or on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), the average per share closing bid prices of the Common Stock on the 20 consecutive trading days immediately preceding the date in question, as reported by NASDAQ or an equivalent generally accepted reporting service, or (ii) if the Common Stock is traded on a national securities exchange, the average for the 20 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock on the principal stock exchange on which it is listed, as the case may be, or
(iii) if the Common Stock is not so listed or traded, the fair market value of the Common Stock as determined in good faith by the board of directors of the Company. The closing price referred to in clause (ii) above shall be the last reported sales price or in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the national securities exchange on which the Common Stock is then listed.

SECTION 8     NO RIGHTS AS SHAREHOLDER; NOTICES TO WARRANTHOLDER.

          Nothing contained in this Agreement or in any of the Warrants shall be constructed as conferring upon the Warrantholder or its transferees any rights whatsoever as a shareholder of the Company, including the right to vote, to receive dividends, to consent or to receive notices as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or any other matter. If, however, at any time prior to the expiration of the Warrant and prior to its exercise, any of the following events shall occur:

8.0.1          any action which would require an adjustment pursuant to Sections
         6.1 or 6.3; or

8.0.2 a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of its property, assets and business, as an entirety) shall be proposed;

then in any one or more of said events, the Company shall give notice in writing of such event to the Warrantholder as provided in Section 11 hereof at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of shareholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

    SECTION 9     RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS.

9.0.1 The Warrantholder agrees that prior to making any disposition of any of the Warrants or securities issued upon exercise of the Warrants ("Securities"), the Warrantholder shall give written notice to the Company describing briefly the manner in which any such proposed disposition is to be made; and no such disposition shall be made if the Company has notified the Warrantholder that, in the reasonable opinion of counsel to the Company, a registration statement or other notification or post-effective amendment thereto (hereinafter collectively a "Registration Statement") under the Securities Act is required with respect to such disposition and no such Registration Statement has been filed by the Company with, and declared effective, if necessary, by, the Securities and Exchange Commission (the "Commission").

9.0.2 The Company shall be obligated to the owners of the Warrant and the Securities to file a Registration Statement only as follows:

               Whenever, during the seven-year period following the issuance of the Warrant, the Company proposes to file with the Commission a Registration Statement (other than a registration on Form S-4, S-8 or other limited purpose form) it shall, at least thirty (30) days prior to such filing, give written notice of such proposed filing to the Warrantholder and each known holder of Securities, at its address appearing on the records of the Company, and shall offer to include and shall include in such filing any proposed disposition of the Securities upon receipt by the Company, not less than fifteen days prior to the proposed filing date, of a request therefor setting forth the facts with respect to such proposed disposition.

9.0.3 All fees, disbursements and out-of-pocket expenses in connection with the filing of any Registration Statement under paragraph (b) of this Section and in complying with applicable securities and Blue Sky laws shall be borne by the Company, provided, however, that any
                                             --------  -------
         expenses of the Warrantholder or holders of the Securities, including but not limited to attorneys' fees and discounts and commissions, shall be borne by the Warrantholder or such holders. The Company at its expense will supply the Warrantholder and any holder of Securities being registered thereunder with copies of such Registration Statement and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by the Warrantholder or holder of Securities.

9.0.4 The Company shall not be required by this Section to file such Registration Statement if, in the opinion of counsel for the Warrantholder or holder of Securities reasonably satisfactory to the Company, the proposed public offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities registration requirements and would result in all purchasers or transferees obtaining securities which are not "restricted securities," as defined in Rule 144 under the Securities Act.

9.0.5 The Company shall have no obligation under this Section to the extent that, with respect to a public offering registration, any underwriter of such public offering reasonably requests that the Securities or a portion thereof be excluded.

9.0.6 The Company agrees that it will use its best efforts to keep such Registration Statement effective until three months after this Warrant has been exercised in full or has expired, or until any Securities covered thereby may be publicly distributed pursuant to an exemption from the registration requirements of the Securities Act.

SECTION 10         INDEMNIFICATION.

10.0.1 In the event of the filing of any Registration Statement pursuant hereto, the Company agrees to indemnify and hold harmless the Warrantholder or any holder of Securities registered thereby and each officer, director or controlling person of the Warrantholder or any holder of such Securities against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Warrantholder or any holder of such Securities or such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in
                     --------  -------
         any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Warrantholder or the holder of such Securities specifically for use in the preparation thereof. This indemnity will be in addition to any liability which the Company may otherwise have.

10.0.2 The Warrantholder agrees, and the holder of any Securities included in any such Registration Statement shall agree, that they will indemnify and hold harmless the Company, each other person referred to in subparts (1), (2) and (3) of Section 11(a) of the Securities Act in respect of the Registration Statement, each officer of the Company, and each person who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys'
         fees) to which the Company or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Warrantholder or such holder of Securities specifically for use in the preparation thereof. This indemnity will be in addition to any liability which the Warrantholder or such holder of Securities may otherwise have.

10.0.3 Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof. No indemnification provided for in such paragraph shall be available to any party who shall fail to give the Notice if the party to whom such Notice was not given was prejudiced by the failure to give the Notice, but the omission so to notify the indemnifying party will not relieve the indemnifying party or parties from any liability which it may have to any indemnified party for contribution otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, reasonably assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party; provided that the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) and the indemnifying party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnifying party). No settlement of any action against an indemnified party shall be made without the consent of the indemnifying party, which shall not be unreasonably withheld in light of all factors of importance to such indemnified party.

SECTION 11         NOTICES.

         Any notice pursuant to this Agreement by the Company or by the Warrantholder shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail, return receipt requested.

11.0.1         If to the Warrantholder:


11.0.2         If to the Company:


          Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

SECTION 12         SUCCESSORS.

          All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrantholder shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 13         MERGER OR CONSOLIDATION OF THE COMPANY.

          The Company will not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another corporation, unless the provisions of Section 6.3 are complied with.

SECTION 14         APPLICABLE LAW.

          This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.


IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer of the Company.

                         Roberts Pharmaceutical Corporation

Dated:__________________

                         By:
                                ----------------------------
                         Name:
                                ----------------------------
                         Title:
                                ----------------------------

                                 PURCHASE FORM


          The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, ______________ of the shares provided for therein, and requests that certificates be issued in the name of:

_________________________________________________________________
        (Please Print Name, Address and Taxpayer Identification Number)

_________________________________________________________________

and, if said number of shares shall not be all the shares purchasable hereunder, that a new Warrant certificate for the balance of the shares purchasable under the within Warrant be registered in the name of the undersigned Warrantholder or his Assignee as below indicated and delivered to the address stated below.

          The undersigned:

[_] elects to pay the full Warrant Price in cash or by certified or cashier's check or wire funds transfer

[_]    elects "cashless exercise" pursuant to Section 5.2 of the Warrant



Dated:  ________________              _____________________________
                                      Signature of Warrantholder

The above signature must correspond with the name appearing upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever.


Name of Assignee, if any:              ____________________________
                                              (Please Print)

          ______________________________________________________
               (Please print Name, Address and Taxpayer
                Identification Number)

          _______________________________________________________


Signature Guaranteed:    Signature guarantee is required if certificates are to
                         be registered in the name of any person other than the name written upon the face of the Warrant.

                         Signature must be guaranteed by a commercial bank or trust company or a member firm of the New York Stock Exchange.

                                   ASSIGNMENT

                 (To be signed only upon assignment of Warrant)

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

       _________________________________________________________________
         (Name and Address of Assignee Must Be Printed or Typewritten)

       _________________________________________________________________

       _________________________________________________________________
                 (Taxpayer Identification Number of Assignee)

the within Warrant, hereby irrevocably constituting and appointing ____________________ Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:  ________________, 19__       ______________________________
                                     Signature of Registered Holder

Signature Guaranteed:   The above signature must correspond with the name
                        appearing upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a commercial bank or trust company or a member firm of the New York
                        Stock Exchange.